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                                                                     EXHIBIT 5.1



INTERNAL REVENUE SERVICE                  DEPARTMENT OF THE TREASURY
DISTRICT DIRECTOR
31 HOPKINS PLAZA
BALTIMORE, MD  21201-0000
                                          Employer Identification Number:
Date:  MAR 30, 1995                         54-1567035
                                          File Folder Number:
CHESAPEAKE PAPER PRODUCTS COMPANY           521034077
C/O CHESAPEAKE CORPORATION                Person to Contact:
1021 EAST CARY STREET, 22ND FLOOR           WAYNE LASHER
RICHMOND, VA  23219-2350                  Contact Telephone Number:
                                            (202) 874-1535
                                          Plan Name:
                                            CHESAPEAKE PAPER PRODUCTS COMPANY
                                            401(K) SAVINGS PLAN FOR HOURLY EMP
                                            Plan Number:  045

Dear Applicant:

     We have made a favorable determination on your plan, identified above, based on the information supplied. Please keep this letter in your permanent records.

     Continued qualification of the plan under its present form will depend on its effect in operation. (See section 1.401-1(b)(3) of the Income Tax Regulations.) We will review the status of the plan in operation periodically.

     The enclosed document explains the significance of this favorable determination letter, points out some features that may affect the qualified status of your employee retirement plan, and provides information on the reporting requirements for your plan. It also describes some events that automatically nullify it. It is very important that you read the publication.

     This letter relates only to the status of your plan under the Internal Revenue Code. It is not a determination regarding the effect of other federal or local statutes.

     This determination letter is applicable for the amendment(s) adopted on August 9, 1994.

     This plan satisfies the minimum coverage and nondiscrimination requirements of sections 410(b) and 401(a)(4) of the Code because the plan benefits only collectively bargained employees or employees treated as collectively bargained employees.

     This letter is issued under Rev. Proc. 93-39 and considers the amendments required by the Tax Reform Act of 1986 except as otherwise specified in this letter.

     This plan qualifies for Extended Reliance described in the last paragraph of Publication 794 under the caption "Limitations of a Favorable Determination Letter".
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                                      -2-

CHESAPEAKE PAPER PRODUCTS COMPANY

     This letter may not be relied upon with respect to whether the plan satisfies the qualification requirements as amended by the Uruguay Round Agreements Act, Pub. L. 103-465.

     We have sent a copy of this letter to your representative as indicated in the power of attorney.

     If you have questions concerning this matter, please contact the person whose name and telephone number are shown above.

                                    Sincerely yours,

                                    /s/ Paul M. Harrington

                                    District Director

Enclosures:
Publication 794
Reporting & Disclosure Guide
for Employee Benefit Plans